EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Media Contact:  John Daggett
Maytag Corporate Communications
(641) 787-7711
john.daggett@maytag.com


                  MAYTAG STOCKHOLDERS APPROVE WHIRLPOOL MERGER
                  --------------------------------------------


NEWTON, IOWA--(Dec. 22, 2005)--Maytag Corporation (NYSE: MYG) announced today that Maytag stockholders approved the proposed merger with Whirlpool Corporation at the Special Meeting held here today. Based on the preliminary vote total announced at the meeting, the merger was approved by 68.5 percent of the shares outstanding and 97.8 percent of those shares voting. The proposal only required an approval of more than 50 percent of the shares outstanding.
     Under the merger, Maytag stockholders will be entitled to receive for each share of Maytag common stock, approximately $21 in value, comprised of $10.50 in cash and between 0.1144 and 0.1398 of a share of Whirlpool common stock, depending on the volume weighted average trading prices of Whirlpool common stock during a 20-day trading period ending shortly prior to completion of the merger.
     The proposed merger is currently being reviewed by the Antitrust Division of the Department of Justice. In order to facilitate the review, Whirlpool and Maytag have agreed not to close the proposed merger before February 27, 2006, without the Antitrust Division's concurrence, although the Antitrust Division may request additional time for review. Whirlpool and Maytag continue to expect the transaction to close as early as the first quarter of 2006.
     The final vote total will be posted on Maytag's website, WWW.MAYTAGCORP.COM after the inspector certifies the vote totals.

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ABOUT MAYTAG CORPORATION

Maytag Corporation is a $4.8 billion home and commercial appliance company focused in North America and in targeted international markets. The corporation's primary brands are Maytag(R), Hoover(R), Jenn-Air(R), Amana(R), Dixie-Narco(R) and Jade(R).



MAYTAG ADDITIONAL INFORMATION:
------------------------------

This document includes statements that do not directly or exclusively relate to historical facts. Such statements are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may include statements regarding benefits of the proposed transactions, expected cost savings and anticipated future financial operating performance and results, including estimates of growth. These statements are based on the current expectations of management of Maytag. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. For example, with respect to the transaction with Whirlpool (1) Maytag may be unable to obtain shareholder approval required for the transaction; (2) conditions to the closing of the transaction may not be satisfied or the merger agreement may be terminated prior to closing; (3) Maytag may be unable to obtain the regulatory approvals required to close the transaction, or required regulatory approvals may delay the transaction or result in the imposition of conditions that could have a material adverse effect on Maytag or cause the parties to abandon the transaction; (4) Maytag may be unable to achieve cost-cutting goals or it may take longer than expected to achieve those goals; (5) the transaction may involve unexpected costs or unexpected liabilities; (6) the credit ratings of Maytag or its subsidiaries may be different from what the parties expect; (7) the businesses of Maytag may suffer as a result of uncertainty surrounding the transaction; (8) the industry may be subject to future regulatory or legislative actions that could adversely affect Maytag; and (9) Maytag may be adversely affected by other economic, business, and/or competitive factors. Additional factors that may affect the future results of Maytag are set forth in its filings with the Securities and Exchange Commission ("SEC"), which are available at HTTP://WWW.MAYTAGCORP.COM. Maytag undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


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